Exhibit 10.4

POST CLOSING AND INDEMNITY AGREEMENT

THIS POST CLOSING AND INDEMNITY AGREEMENT (this “Agreement”) is made and entered into as of the 8th day of April, 2014, by and between Mansfield SEQ 287 & Debbie LTD., a Texas limited partnership (the “Seller”) and IREIT Mansfield Pointe, L.L.C., a Delaware limited liability company (the “Purchaser”).

WHEREAS, Seller and Inland Real Estate Acquisitions, Inc. have entered into a Purchase and Sale Agreement dated as of February 18, 2014, as amended and reinstated and assigned by Inland Real Estate Acquisitions, Inc. to Purchaser (the “Purchase Agreement”), for the purchase and sale of certain improved real property commonly known as Mansfield Pointe Shopping Center located in Mansfield, Texas (the “Property”).

WHEREAS, Purchaser is acquiring the Property from Seller (the “Transaction”).

WHEREAS, in order to proceed with and consummate such acquisition and as a condition to closing the Transaction, Purchaser requires for itself, its lender and each of their successors and assigns that Seller agree to the obligations set forth below, which are to be performed after such closing.

NOW, THEREFORE, for good and valuable consideration including the mutual promises contained herein, the parties hereto agree as follows:

1. POST-CLOSING ITEMS. Seller agrees to comply with the items listed on Exhibit A attached hereto on or before the date required for such item (or such later date as is reasonably required by virtue of matters beyond the reasonable control of Seller) on Exhibit A (the “Post-Closing Items”).

2. FURTHER ASSURANCES. Seller and Purchaser agree to cooperate with each other following the closing to confirm any matters required by the Purchase Agreement, and to execute any document reasonably required for the Closing required by the Title Company for the closing of the Transaction required for compliance with the Purchase Agreement.

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3. MISCELLANEOUS. This Agreement shall be interpreted and enforced in accordance with the internal laws of the State of Illinois. The invalidity or unenforceability of any provision of this Agreement shall not affect, modify or impair the validity and enforceability of all other provisions of this Agreement. This Agreement shall be binding on and shall inure to the benefit of the parties hereto and their representatives, heirs, legatees, successors, and assigns; provided, however, that Seller shall have no right whatsoever to assign its interest under this Agreement and any such attempted assignment shall automatically be null and void and of no force and effect, and shall be deemed a breach by Seller of its obligations hereunder. No failure or delay by Purchaser in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege hereunder. No change, amendment or modification of this Agreement shall be binding or enforceable unless in writing and executed by the party to be bound thereby. The covenants, agreements and indemnification provisions contained in this Agreement shall be enforceable notwithstanding the closing of the Transaction and will survive the closing of the Transaction. In the event of litigation with respect to any portions of this Agreement, the prevailing party will be entitled to collect all reasonable legal fees incurred in connection with such litigation from the non-prevailing party. Purchaser shall have all remedies available at law and in equity on account of a default under this Agreement. All capitalized terms which are not expressly defined herein shall have the meaning as set forth in the Purchase Agreement. Time is of the essence of this Agreement and the terms hereof. This Agreement may be signed in counterparts. Purchaser shall have the right to offset any amount required to be paid by Seller from other amounts otherwise payable to Seller under the Purchase Agreement.

[SIGNATURES ON FOLLOWING PAGE]

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IN WITNESS WHEREOF, the parties have executed this Post Closing Agreement effective as of the first date written above.

SELLER:

MANSFIELD SEQ 287 & DEBBIE LTD., a Texas limited partnership

By:	Mansfield SEQ 287 & Debbie GP, LLC, a Texas limited liability company, its General Partner

	By:	/s/ Alan P. Shor
	Name:	Alan P. Shor
	Its:	Manager

PURCHASER:

IREIT Mansfield Pointe, L.L,C., a Delaware limited liability company

By:	Inland Real Estate Income Trust, Inc., a Maryland corporation, its sole member

	By:	/s/ Matthew Tice
	Name:	Matthew Tice
	Its:	VP

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EXHIBIT A

1.	ROOF WARRANTIES. Seller’s right, title and interest in, to and under the warranties for roofs located on the Property (individually, a “Warranty,” and collectively, the “Warranties”) may not have been effectively assigned to Purchaser at the closing of the sale and purchase of the Property because such Warranties may not be assigned or transferred without the prior consent of the Warranty issuer and the payment of an assignment fee. On or before forty-five (45) days after Purchaser notifies Seller in writing of the need therefor, Seller shall obtain any required consents (upon the receipt of which Seller shall assign such Warranty to Purchaser) or have the Warranties reissued in the name of Purchaser. Seller shall be responsible for the payment of any and all fees and costs in connection with obtaining any such consents or the re-issuance of any of the Warranties. Seller shall until the first to occur of (i) the expiration of an applicable Warranty and (ii) the date that the applicable Warranty is assigned to Purchaser (with any and all required consents) or reissued in the name of Purchaser, cooperate with Purchaser, with respect to the enforcement of the terms and provisions of, and any and all claims under, any Warranty. Seller hereby indemnifies Purchaser, its officers, directors, managers, employees, shareholders, its lenders, beneficiaries and each of their affiliated parties and successors and assigns (“Indemnified Parties”) from any loss any of them shall incur during the coverage period of any such warranty as a result of the failure of an effective assignment of any of the Warranties.